                                                                    Exhibit 10.6

                                  [1999 GRANT]

                           RESTRICTED SHARE AGREEMENT

AGREEMENT made as of the 16th day of December, 1999, between Corporate Office Properties Trust, a Maryland business trust (the "Company"), and Randall M. Griffin ("Employee").

1.  AWARD.

(a) SHARES. Pursuant to the Corporate Office Properties Trust 1998 Long Term Incentive Plan (the "Plan"), 300,000 common shares (the "Restricted Shares") of beneficial interest, $0.01 par value per share, of the Company, shall be issued as hereinafter provided in Employee's name subject to certain restrictions thereon. The date of this award shall be December 16, 1999 (the "Grant Date").

(b) ISSUANCE OF RESTRICTED SHARES. The Restricted Shares shall be issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement.

(c) PLAN INCORPORATED. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

2. RESTRICTED SHARES. Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a) FORFEITURE RESTRICTIONS. The Restricted Shares shall be subject to the Forfeiture Restrictions (as hereinafter defined) from the date of this Agreement through December 31, 2004 (the "Restricted Period"). The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of during the Restricted Period to the extent then subject to the Forfeiture Restrictions. To the extent the Forfeitures Restrictions have not lapsed at the end of the Restricted Period as provided in subparagraph (b) of this Paragraph 2, Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation for forfeit and surrender Restricted Shares to the Company are herein referred to as "Forfeiture Restrictions." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

(b) LAPSE OF FORFEITURE RESTRICTIONS. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule provided that Employee has been continuously employed by the Company or a Subsidiary or Affiliate from the date of this Agreement through the lapse date. On January 1, 2000 the Forfeiture Restrictions shall lapse as to 15,625 Restricted Shares without regard to any performance criteria. Thereafter, Forfeiture Restrictions shall lapse according to the following schedule provided that annual performance targets are achieved:


                                                                                  Total
                                                                           Number of Restricted
                                                                            Shares as to Which
                  Year                                                 Forfeiture Restrictions Lapse
                  ----                                                 -----------------------------

                  2000                                                             29,924
                  2001                                                             44,901
                  2002                                                             44,901
                  2003                                                             74,836
                  2004                                                             89,803


For the purpose of the foregoing, annual performance targets will be achieved only upon the Company's achievement of at least an annual 10% year over year growth in Funds from Operations (FFO) or an annual 15% total shareholder return. Annual growth in FFO and annual shareholder return shall be cumulative over the Restricted Period such that performance goals will be considered achieved for any year during the Restricted Period if the annual growth in FFO or annual shareholder return in such year meets the annual targets after taking into account the annual growth in FFO or annual shareholder return in any prior or subsequent year during the Restricted Period. An example of the manner in which the foregoing performance standards are intended to operate is attached hereto as Exhibit A. To the extent annual performance targets are not achieved by the end of the Restricted Period, the Employee shall forfeit to the Company the Restricted Shares for which the Forfeiture Restrictions have not lapsed by that date.

Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the occurrence of a Change of Control (as such term is defined in the Plan), or (ii) the date Employee's employment with the Company, its Subsidiaries and Affiliates is terminated for any reason other than a termination by the Employee's employer for "Cause" or a voluntary termination by the Employee. In the event Employee's employment is terminated for any reason, the Compensation Committee of the Board (the "Committee"), may, in the Committee's sole discretion, approve the lapse of Forfeiture Restrictions as to any or all Restricted Shares still subject to such restrictions, such lapse to be effective on the date of such approval or Employee's termination date, if later.

To the extent that any Restricted Shares are vested solely as a result of the Employee's termination of employment pursuant to the foregoing, such shares shall be subject to a right of first refusal in favor of the Company with respect to all (but not less than all) of such shares in the event the Employee proposes to sell or otherwise transfer such shares to any other person. The Employee shall notify the Company prior to any such transfer

(and in the absence of such prior notice any such transfer shall be void). The Company's right of repurchase shall be exercisable with respect to such shares within the thirty (30) day period following the date the Employee gives notice to the Company of the proposed transfer. The purchase price of the shares repurchased by the Company hereunder shall be "Fair Market Value" (as defined in the Plan). If the Company exercises its right of first refusal, the sale shall be consummated within five (5) days of the date the Company elects to exercise its right.

 (c) DIVIDENDS AND VOTING RIGHTS. The Employee shall be entitled to receive any dividends paid with respect to shares of Restricted Shares that become payable during the Restricted Period; provided however, that no dividends shall be payable to or for the benefit of the Employee with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Employee has forfeited the Restricted Shares. The Employee shall be entitled to vote the Restricted Shares during the Restricted Period to the same extent as would have been applicable to the Employee if the Employee was then vested in the shares; provided, however, that the Employee shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Employee has forfeited the Restricted Shares.

(d) CERTIFICATES. A certificate evidencing the Restricted Shares shall be issued by the Company in Employee's name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Employee shall have voting rights and shall be entitled to receive all dividends as hereinabove stated unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement. The certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company as depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. Upon request of the Committee or its delegate, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend in the name of Employee for the shares upon which forfeiture Restrictions lapsed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

3. WITHHOLDING OF TAX. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or shares of unrestricted Shares as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Share remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

4. STATUS OF SHARES. Employee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which could constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the share transfer records of the Company if such proposed transfer would be in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to is transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

5. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor entity or a Subsidiary or Affiliate as defined in the Plan) of the Company or any successor. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

6. COMMITTEE'S POWERS. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.



EMPLOYEE                                    CORPORATE OFFICE
                                            PROPERTIES TRUST

 /s/ Randall M. Griffin                /s/    Illegible
------------------------------      By:---------------------------------
    Randall M. Griffin

                                    EXHIBIT A

                                RESTRICTED SHARES

- Year 2000 FFO increases by 11% but total shareholder return is 13% in which case the year 2000 forfeiture restrictions lapse because the FFO target is achieved.

- Year 2001 FFO increases by 8% but total shareholder return is 20% in which case the year 2001 forfeiture restrictions lapse because the total shareholder return target is achieved with 20% and cumulatively exceeds 30% (15%x2) even though annual and cumulative FFO target is not achieved.

- Year 2002 FFO increases by 8% and total shareholder return is 7% in which case the forfeiture restrictions do not lapse because neither the FFO or total shareholder targets have cumulatively been achieved.

- Year 2003 FFO increases by 16% and total shareholder return is 7% in which case the forfeiture restrictions for both 2002 and 2003 lapse because the FFO target has been achieved on a cumulative basis (43% versus 40% target).

- Year 2004 FFO decreased 10% and total shareholder return decreased 5%. Forfeiture restrictions for 2004 do not lapse because neither target is achieved on a cumulative basis. However, there is no impact on the lapse of the forfeiture restrictions for years prior to 2004.